                                                                      EXHIBIT 12

                           LYONDELL CHEMICAL COMPANY

          STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES

                             (Millions of dollars)


                                             TWELVE         TWELVE             TWELVE
                                             MONTHS         MONTHS             MONTHS
                                             ENDED           ENDED              ENDED
                                         DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                             2001             2000              1999
                                         -------------    ------------      -------------
Income (loss) from continuing
 operations before income taxes             $ (221)          $  693             $(104)

FIXED CHARGES:
  Interest expense, gross                      495              627               717
  Portion of rentals representative
   of interest                                  44               46                53
                                            ------           ------             -----
     Total fixed charges before
      capitalized interest                     539              673               770
  Capitalized interest                           3                -                 -
                                            ------           ------             -----
     Total fixed charges including
      capitalized interest                     542              673               770

EARNINGS                                       318            1,366               666

Ratio of Earnings to Fixed
 Charges (a)                                     -              2.0x                -
                                            ======           ======             =====

(a) In 2001 and 1999, earnings were insufficient to cover fixed charges by $224 million and $104 million, respectively.